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                                                                       EXHIBIT 5

                      [LETTERHEAD OF DILWORTH PAXSON LLP]

DIRECT DIAL NUMBER:
(215) 575-7000


                               September 4, 1998



Manugistics Group, Inc.
2115 East Jefferson Street
Rockville, MD 20852


         Re: Manugistics Group, Inc. Employee Stock Purchase Plan and 1998 Stock Option Plan of Manugistics Group, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

         As counsel for Manugistics Group, Inc., a Delaware corporation (the "Company"), we have been asked to render our opinion with respect to certain matters relating to the offer and sale of a total of up to an additional 2,737,900 shares of the Company's Common Stock, par value $.002 per share (the "Additional Shares"), which may be issued, as follows: (i) pursuant to the Company's Employee Stock Purchase Plan, as amended (the "ESPP") - 500,000 of the Additional Shares; and (ii) pursuant to the Company's 1998 Stock Option Plan (the "SOP") - 2,237,900 of the Additional Shares which are or may become issuable upon exercise of options granted or which may be granted thereunder. The number of shares which may be purchased is subject to adjustment from time to time as set forth in the relevant plan.

         The Additional Shares are the subject of a Registration Statement on Form S-8 (the "Registration Statement") which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on or about September 4, 1998. (Said Registration
Statement on Form S-8 is referred to hereinafter as the "Registration
Statement.")
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DILWORTH PAXSON LLP                                                       PAGE 2
TO:      MANUGISTICS GROUP, INC.


        The Registration Statement incorporates by reference the contents of the Company's Registration Statement on Form S-8 (Reg. No. 33-98820) relating to certain shares of Common Stock issued or issuable under the ESPP. (This Registration Statement is referred to below as the "Incorporated Registration Statement.") We understand that the Incorporated Registration Statement remains in full force and effect.

         In rendering this opinion, we have examined: (i) the Amended and Restated Certificate of Incorporation and By-laws of the Company, each as presently in effect; (ii) the resolutions and related minutes of the Company's Board of Directors respectively adopting and amending the ESPP and authorizing the issuance of Additional Shares pursuant to the ESPP; (iii) the resolutions and related minutes of the Company's Board of Directors respectively adopting the SOP and authorizing the issuance of Additional Shares pursuant to the SOP;
(iv) the resolutions of the Company's Board of Directors authorizing the preparation and filing of the Registration Statement; (v) the Registration Statement (including the Incorporated Registration Statement); and (vi) such certificates and other documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed.

         In rendering the opinions expressed below, we have assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures.

         Based upon and subject to the foregoing, we are of the opinion that the Additional Shares, when duly issued in accordance with the terms of the ESPP or the SOP, as appropriate, and, with respect to Additional Shares issued under the SOP, the options granted thereunder, respectively, after the Registration Statement shall have become effective under the Act, will be legally issued, fully paid and nonassessable.

         We have made such investigation of the General Corporation Law of the State of Delaware as we have considered appropriate for the purpose of rendering the opinion expressed above. We are qualified to practice law in the Commonwealth of Pennsylvania; this opinion is limited to the Federal law of the United States and the General Corporation Law of the State of Delaware.





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DILWORTH PAXSON LLP                                                       PAGE 3
TO:      MANUGISTICS GROUP, INC.


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this Firm in Item 5 of Part II of the Registration Statement.

                                        Very truly yours,


                                        DILWORTH PAXSON LLP



cc:      Helen A. Nastasia, General Counsel
         and Secretary, Manugistics Group, Inc.